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                                                                    EXHIBIT 3.03

                           SIXTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             eROOM TECHNOLOGY, INC.

                                   * * * * * *

         1. The name of the corporation is eRoom Technology, Inc. The name under which the corporation was originally incorporated was Instinctive Technology, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was June 17, 1996. A Certificate of Amendment to the Certificate of Incorporation was filed on July 26, 1996. The Amended and Restated Certificate of Incorporation was filed on May 8, 1997. The Second Amended and Restated Certificate of Incorporation was filed on August 8, 1997. The Third Amended and Restated Certificate of Incorporation was filed on August 13, 1998. The Fourth Amended and Restated Certificate of Incorporation was filed on September 1, 1999. A Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation was filed on March 30, 2000. The Fifth Amended and Restated Certificate of Incorporation was filed on April 20, 2000.
A Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation was filed on July 14, 2000.

         2. This Sixth Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the Certificate of Incorporation of said corporation as heretofore amended and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, with stockholder approval given by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         3. The text of the Certificate of Incorporation is hereby amended and restated to read as herein set forth in full:

         FIRST. The name of the corporation is eRoom Technology, Inc. (the "Corporation").

         SECOND. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
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         THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


         FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 95,000,000 shares of Common Stock with a par value of $.01 per share (the "Common Stock") and 15,000,000 shares of Preferred Stock with a par value of $.01 per share, (the "Preferred Stock").


         The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.       COMMON STOCK.

         1. General. All shares of Common Stock will be identical and will entitle the holders thereof to the same rights, powers and privileges. The rights, powers and privileges of the holders of the Common Stock are subject to and qualified by the rights of holders of the Preferred Stock.

         2. Voting. Except as otherwise required by law or this Sixth Amended and Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held of record by such holder on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Except as otherwise required by law or provided herein, holders of Common Stock shall vote together with holders of the Preferred Stock as a single class, subject to any special or preferential voting rights of any then outstanding Preferred Stock. There shall be no cumulative voting.

         Notwithstanding the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware, the holders of Common Stock shall vote together with the holders of Preferred Stock as a single class with respect to any proposed amendment hereto that would increase the number of authorized shares of Common Stock, and the holders of Common Stock shall not be entitled to a separate class vote with respect thereto.

         3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

         4. Liquidation. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, each issued and outstanding share of Common Stock shall entitle the holder thereof to receive an equal
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portion of the net assets of the Corporation available for distribution to the holders of Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

B.       PREFERRED STOCK.

         The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors of the Corporation may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as otherwise provided in this Sixth Amended and Restated Certificate of Incorporation, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

C.       UNDESIGNATED PREFERRED STOCK

         The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the undesignated Preferred Stock in one or more series, each with such designations, preferences, voting powers (or special, preferential or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors to create such series, and a certificate of said resolution or resolutions (a "Certificate of Designation") shall be filed in accordance with the General Corporation Law of the State of Delaware. The authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments, if any; (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock; or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with law and the provisions of this Sixth Amended and Restated Certificate of Incorporation.

         FIFTH. The Corporation is to have perpetual existence.

         SIXTH. The following provisions are included for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Board of Directors and stockholders:
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                  1. The business and affairs of the Corporation shall be
managed by or under the direction of the Board of Directors of the Corporation. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of a majority of the Board of Directors, but in no event shall the number of directors be less than three. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the Corporation.

                  2. Any one or more or all of the directors may be removed, with or without cause, only by the holders of at least seventy-five percent (75%) of the shares then entitled to vote at an election of directors.

                  3. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation, subject to any limitation thereof contained in the by-laws. The stockholders shall also have the power to adopt, amend or repeal the by-laws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Sixth Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the by-laws of the Corporation.

                  4. Stockholders of the Corporation may not take any action by written consent in lieu of a meeting.

                  5. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided in the by-laws of the Corporation.

                  6. Special meetings of stockholders may be called at any time only by the President, the Chief Executive Officer, the Chairman of the Board of Directors (if any) or a majority of the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

                  7. The books of the Corporation may be kept at such place within or without the State of Delaware as the by-laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

         SEVENTH. The Corporation eliminates the personal liability of each member of its Board of Directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that, to the extent provided by applicable law, the foregoing shall not eliminate the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for
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acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware
Code or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         EIGHTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         NINTH. The Board of Directors of the Corporation, when evaluating any offer of another party (a) to make a tender or exchange offer for any equity security of the Corporation or (b) to effect a business combination, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as whole, be authorized to give due consideration to any such factors as the Board of Directors determines to be relevant, including, without limitation:

                  (i) the interests of the Corporation's stockholders, including the possibility that these interests might be best served by the continued independence of the Corporation;

                  (ii) whether the proposed transaction might violate federal or state laws;

                  (iii) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over
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market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and

                  (iv) the social, legal and economic effects upon employees, suppliers, customers, creditors and others having similar relationships with the Corporation, upon the communities in which the Corporation conducts its business and upon the economy of the state, region and nation.

In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and engage in such legal proceedings as the Board of Directors may determine.

         TENTH. The Corporation reserves the right to amend or repeal any provision contained in this Sixth Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law, this Sixth Amended and Restated Certificate of Incorporation or a Certificate of Designation with respect to a series of Preferred Stock, the affirmative vote of the holders of shares of voting stock of the Corporation representing at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to (i) reduce or eliminate the number of authorized shares of Common Stock or the number of authorized shares of Preferred Stock set forth in Article FOURTH or (ii) amend or repeal, or adopt any provision inconsistent with, Parts A and B of Article FOURTH, Articles FIFTH, SIXTH, SEVENTH, EIGHTH and NINTH and this Article TENTH of this Sixth Amended and Restated Certificate of Incorporation.

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         IN WITNESS WHEREOF, the Corporation has caused this Sixth Amended and
Restated Certificate of Incorporation to be signed by its President this 6th day of September, 2000.

                                        EROOM TECHNOLOGY, INC.


                                        By:  /s/ Jeffrey R. Beir
                                             -------------------
                                             Jeffrey R. Beir
                                             President